Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

AST SpaceMobile, Inc.

Midland, Texas

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated February 26, 2021, relating to the consolidated financial statements of AST & Science, LLC and Subsidiaries, which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Fort Lauderdale, Florida

June 25, 2021